[GRAPHIC OF THE WORD "SPECIMEN"]

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

     Effective immediately, Certificate Form No. 94ICB is amended as follows:

          The following paragraph replaces the third paragraph of SECTION 6.02
     BENEFICIARY:

          Any part of a death benefit payable as described in Section 6.01 for which there is no named beneficiary living at the Annuitant's death will be payable in a single sum to the Annuitant's surviving spouse, if any; if there is no surviving spouse, then to the children who survive the Annuitant, in equal shares; if there are no children, then to the Annuitant's estate.

NEW YORK,

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES



/s/ Edward D. Miller                        /s/ Pauline Sherman
------------------------------------        --------------------------------
Chairman and Chief Executive Officer        Senior Vice President, Secretary
                                              and Associate General Counsel